EXHIBIT 10.3

BONAMOUR™
TRADEMARK LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made and entered into effective as of the date set forth on the signature page hereto (the “Effective Date”) by and between Bonamour, Inc., a Colorado corporation (hereinafter referred to as “Licensor”), and Bonamour International, LLC, a Texas limited liability company (“Licensee”)

W I T N E S S E T H :

WHEREAS, Licensor owns the BONAMOUR™  mark set forth in Exhibit A annexed hereto and the good will of the business associated therewith (hereinafter collectively referred to as the “BONAMOUR™ Marks;”

WHEREAS, Licensee desires to obtain from Licensor and Licensor desires to grant to Licensee, an exclusive license to use said BONAMOUR™ Marks in Asia (“Territory”) in connection with Licensee’s promotion, advertising, sale and distribution of the goods and/or services identified by such BONAMOUR™ Marks (the “Goods and Services”); and

WHEREAS, Licensor is a distributor of Goods and Services bearing the BONAMOUR™ Marks, and distributes such Goods and Services to Licensee.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1.           License.  Licensor hereby grants to Licensee an exclusive license to use the BONAMOUR™ Marks in the Territory in connection with the promotion, advertising, sale and distribution of the Goods and Services, and in connection with the operation of Licensee’s business.

2.           Assignments and Sublicenses.  Licensee acknowledges and agrees that, subject to the terms and conditions of this Agreement, only Licensor has the right to grant any other entities a license to use the BONAMOUR™ Marks and that Licensee shall not grant sublicenses to any entity or individual to use the BONAMOUR™ Marks in any manner whatsoever, shall not assign this Agreement nor any of its rights hereunder, and shall not delegate any of its obligations or duties under this Agreement without the prior written consent of Licensor.

3.           Rights Reserved by Licensor.  Licensor reserves the right to use or license the use of the BONAMOUR™ Marks outside the Territory and reserves the right to assign or otherwise dispose of said BONAMOUR™ Marks subject to the specific rights granted by Licensor to Licensee herein and subject to the terms and conditions hereof.

4.           Standards.  In the promotion, advertising and sale of the Goods and Services, Licensee shall maintain standards of quality that conform to those high-quality standards presently used by Licensee with respect to the promotion, advertising and sale of Licensee’s currently offered goods and services with which Licensor is familiar.

5.           Quality Control.  The provisions of this Paragraph 5 shall apply only to Goods and Services that are not provided to  Licensee by Licensor through a distribution agreement, purchase order or other arrangement.

5.1           Inspection.  To ensure that the high-level quality standards hereinabove described are maintained, Licensor or its duly authorized representative, at Licensor’s expense and on reasonable notice to Licensee, may inspect at any reasonable time on the premises of Licensee, the Goods and Services offered by Licensee, and the advertising, promotion and sale thereof.  Licensor shall have ten (10) calendar days from the date of any such inspection to approve the Goods and Services identified by the BONAMOUR™ Marks.  If Licensor objects to any such Goods and Services, Licensee shall immediately cease use of the BONAMOUR™ Marks.  In the event Licensor makes no objection to the Goods and Services within the ten (10) day period, approval shall be deemed granted to such use.

5.2           Samples.  In order to ensure that the high-level quality standards hereinabove are maintained, Licensor or its designee shall have the right to inspect samples of all goods, promotional and advertising materials incorporating the BONAMOUR™ Marks, as well as the venues owned or operated by Licensee from which Licensee offers Goods and Services identified by the BONAMOUR™ Marks.

5.3           Quality Control System.  In order to ensure that the high-level quality standards hereinabove described are maintained, Licensee shall continue to utilize that quality control system currently used by them with which Licensor is familiar.  Licensee shall not change their quality control system without the prior consent of Licensor, which consent shall not be unreasonably withheld.  All Goods and Services offered by Licensee shall be in strict conformity with all laws and regulations.

6.           Labeling.  Whenever Licensee use the BONAMOUR™ Marks in connection with the offering for sale, distribution, advertisement or promotion of the Goods and Services, or in any other manner in connection with the Goods and Services, Licensee shall cause the appropriate “SM,” “TM” or “®” notice to be placed adjacent to the BONAMOUR™ Marks, for example:  BONAMOUR ™.  Licensor shall provide notice to Licensee from time to time regarding the proper notice label to use with the BONAMOUR™ Marks.  Licensee shall use said BONAMOUR™ Marks in the exact form as specified by Licensor from time to time.  In using the BONAMOUR™ Marks, Licensee shall comply with all laws pertaining to trademarks in force at any time in the Territory, including, but not limited to, marking requirements.  Licensee shall comply with all governmental labeling requirements for the Goods and Services.

7.           Ownership of BONAMOUR™ Marks.  Licensee acknowledge Licensor’s exclusive right, title and interest in and to said BONAMOUR™ Marks and further acknowledge that nothing herein shall give them any right, title or interest in the BONAMOUR™ Marks except the license to use the BONAMOUR™ Marks granted in Paragraph 1 hereof.  Licensee shall not and warrant and represent that they will not, at any time, either during the term of this Agreement or thereafter, challenge Licensor’s ownership of the BONAMOUR™ Marks, challenge the validity of the BONAMOUR™ Marks, or do or cause to be done or omit to do any act or thing, the doing or omission of which would contest or in any way impair or tend to impair any right, title or interest of Licensor in said BONAMOUR™ Marks.  Licensee shall not, and warrant that they will not, in any manner whatsoever, represent that they have any ownership in or right, title or interest to said BONAMOUR™ Marks, or any applications or registrations thereof, and acknowledge that their use of said BONAMOUR™ Marks shall not create in them any right, title or interest in or to said BONAMOUR™ Marks, but that all uses by them of said BONAMOUR™ Marks shall inure to the benefit of Licensor.  On termination of this Agreement in any manner, Licensee shall immediately cease and desist from all uses of said BONAMOUR™ Marks in any form or manner, shall deliver up to Licensor, or its duly authorized representative, all advertisements, containers, wrappers, papers and other items on which said BONAMOUR™ Marks appear, and at no time after termination of this Agreement shall adopt or use without Licensor’s prior written consent said BONAMOUR™ Marks, or any BONAMOUR™ Marks which is confusingly similar to or a colorable imitation of said BONAMOUR™ Marks.  This Agreement and Licensee’ use of the BONAMOUR™ Marks shall inure to the benefit of the Licensor, its successors and assigns.

8.           Royalties.  The parties agree that the license shall be royalty-free.

9.   Indemnification.  Licensee acknowledge and understand that Licensor, as a result of its execution of this Agreement, assumes no duty or responsibility and consequently has no liability to Licensee or any third party with respect to any product liability, personal injury or other similar claim arising out of Licensee’ promotion, sale or offering for sale of the Goods and Services and the consumption or other use of Goods and Services produced by Licensee by any person.  Licensee shall, at their own expense, defend, indemnify and hold harmless Licensor, and any directors, officers and employees against claims of third parties involving, their use of the BONAMOUR™ Marks, their promotion, sale or offering for sale of the Goods and Services, and the consumption or other use of Goods and Services produced by them, except such claims, if any, resulting from acts or omissions of Licensor.  Licensor may participate in the defense of any claim or action in which it is a party, at its own expense and through its own counsel.

10.         Third Party Infringement.  In the event any third party violates Licensor’s right, title and interest in and to said BONAMOUR™ Marks, Licensee shall cooperate fully with Licensor to terminate such violations.  Licensor has the exclusive right to prosecute and defend at its own expense all suits or proceedings before governmental agencies which involve in any way validity of, title to, or infringement of the BONAMOUR™ Marks.

11.         Breach of Agreement.  In the event that Licensee fail to comply with the terms of this Agreement, Licensor shall notify Licensee in writing of such failure and Licensee shall have thirty (30) days after the date of its receipt of such notice within which to cure its failure.  If such failure is not cured to the Licensor’s satisfaction during said thirty (30) day period, Licensor may, at its option, sue to enjoin such failure, sue for damages resulting from such failure, terminate this Agreement, and/or exercise all such remedies.  The termination of the Agreement shall not affect any accrued rights of Licensor.  The provisions of this paragraph are in addition to and not in limitation of those rights and duties provided elsewhere in this Agreement and by law.

12.         Term.

12.1                      Except as expressly provided to the contrary herein, this Agreement shall remain in effect for one (1) year from the date of execution hereof, and shall thereafter be automatically renewed and extended for additional successive periods of one (1) year unless either Licensor or Licensee on or before thirty (30) days prior to the expiration of such first one (1) year period or any subsequent one (1) year period, delivers to the other written notice terminating this Agreement as of the end of such period.

12.2                      This Agreement shall terminate forthwith, and without notice if Licensee make any assignment of assets or business for the benefit of creditors or if a trustee or receiver is appointed to administer or conduct their businesses or affairs or if they are adjudged by any legal proceeding to be either a voluntary or involuntary bankruptcy.  In such event, the rights granted herein shall forthwith cease and terminate without prior notice or legal action by Licensor, subject to the return of materials to Licensor by Licensee in accordance with the provisions of Paragraph 6 hereof.

13.         Miscellaneous.

13.1                      Agents.  The parties each warrant and represent to the other that this Agreement was not brought about or participated in by any person as an agent or intermediary and that all dealings with regard to the negotiation and consummation of this Agreement were had between the parties hereto acting as principals; therefore, there is no commission, finder’s fee, or other compensation payable to any person, firm, partnership, association, corporation or other entity and the parties hereto agree to defend against, indemnify, and hold each other harmless from any claim by any such person, firm, partnership, association, corporation or other entity for commissions, finder’s fee or other similar compensation.

13.2                      Independent Contractor.  The relationship between the parties to this Agreement shall be that of principal-independent contractor, and not as a franchise, joint venture, partnership or agency between the parties; all persons engaged by the Licensee will be the Licensee’ employees or agents, exclusively; and the Licensor will not be liable for any claims of or in any way accountable to or for the actions of such employees or agencies.  Licensee shall have no right to obligate or bind Licensor in any manner whatsoever, and nothing in this Agreement shall give or is intended to give any rights of any kind to third persons.

13.3                      Successors and Assigns.  Except as provided to the contrary herein, all the provisions hereof shall bind and inure to the benefit of the parties hereto and their successors and assigns.

13.4                      Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

To Licensor:	Bonamour, Inc.
5190 N. Central Expressway, Suite 900
Dallas, Texas 75206

To Licensee:	Bonamour International, LLC
5190 N. Central Expressway, Suite 900
Dallas, Texas 75206

Either party may change its address or the address to which copies are to be directed for the purpose of this Agreement by notice of such changes to the other party in accordance with the provisions of this Section.

13.5                      Waiver; Modification.  Failure by either party hereto to enforce at any time or for any period of time any provision or right hereunder shall not constitute a waiver of such provision or of the right of such party thereafter to enforce each and every such provision.  No change or modification of this Agreement shall be valid or binding on the parties hereto, nor shall any waiver of any term or condition be deemed a waiver of any such term or condition in the future, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

13.6                      Applicable Law.  The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  All disputes of this Agreement shall be resolved by the courts of the State of Texas and the parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to them.

13.7                      Severability.  In the event any provision or portion of this Agreement shall be declared invalid by any court of competent jurisdiction, said declaration shall have no effect upon the remaining provisions of this Agreement, all of which shall remain in full force and effect and shall constitute the complete understanding of the parties.

13.8                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.

13.9                      Paragraph Headings.  The paragraph headings of this Agreement are for convenience and reference only and in no way define, limit, or describe the scope of intent of this Agreement or in any way affect this Agreement.

13.10                      Singulars and Plurals.  Where required to conform to common English usage and to permit a consistent, reasonable construction of this Agreement, words appearing in the singular shall be deemed to be in the plural, words in the plural shall be deemed to be in the singular, and subjects and verbs shall be deemed to agree with each other in the proper sense.

14.           Prior Agreements Superseded.  This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreement between them respecting the subject matter hereof.  There are no representations, arrangements, understandings or agreements, oral or written, between the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein.

IN WITNESS HEREOF, Licensor and Licensee have caused this Agreement to be executed as of the 20th day of March, 2012.

BONAMOUR, INC.

By:      /s/ Nathan Halsey
Date:    March 20, 2012
Title:    President

BONAMOUR INTERNATIONAL, LLC

By:       /s/ Nathan Halsey
Date:    March 20, 2012
Title:    CEO Member/Manager

EXHIBIT A

Trademarks:

Country	Serial No.	Mark
U.S.	85485325	BONAMOUR